Exhibit 99.1

Cray Media:	Investors:
Nick Davis	Paul Hiemstra
206/701-2123	206/701-2044
pr@cray.com	ir@cray.com

CRAY ANNOUNCES SELECTED PRELIMINARY 2013 FINANCIAL RESULTS
Company maintains 2014 outlook

Seattle, WA - January 6, 2014 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced selected preliminary 2013 financial results. The 2013 anticipated results presented in this release are based on preliminary financial data and are subject to change until the year-end financial reporting process is complete.

Based on initial indications, the company completed the system acceptances necessary to achieve its previously provided 2013 guidance of revenue in the range of $520 million for the year. As a result, the company expects to be profitable on both a GAAP and non-GAAP basis for 2013.

“We had a great year, highlighted by strong revenue growth in both supercomputing and big data,” said Peter Ungaro, president and CEO of Cray. “During the fourth quarter, we installed and completed the acceptance process on more supercomputers than we have in any quarter of our history, breaking records for both quarterly and annual revenue. I want to thank everyone who contributed throughout the process, including our partners, customers and all of the Cray employees who worked tirelessly to get these systems installed and into production for our customers. As proud as I am of our accomplishments in 2013, I am equally as excited about the momentum we are building and the strong performance we anticipate again in 2014.”

For 2014, while a wide range of results remains possible, the company is maintaining the outlook provided in its most recent quarterly earnings release, which included expecting revenue to be in the range of $600 million for the year.

Upcoming Event
Cray will be attending the upcoming 16th Annual Needham Growth Conference at the New York Palace Hotel in New York City. The Cray presentation will be held on Tuesday, Jan. 14, at 12:45 p.m. EST.

The Cray presentation will be available to the public via live audio webcast. To listen to the webcast, go to the Investors section of the Cray website at http://investors.cray.com. An archived version of the webcast will be available on the Cray website for 90 days.

About Cray Inc.
Global supercomputing leader Cray Inc. (Nasdaq: CRAY) provides innovative systems and solutions enabling scientists and engineers in industry, academia and government to meet existing and future simulation and analytics challenges. Leveraging 40 years of experience in developing and servicing the world’s most advanced supercomputers, Cray offers a comprehensive portfolio of supercomputers and Big Data storage and analytics solutions delivering unrivaled performance, efficiency and scalability. Cray’s Adaptive Supercomputing vision is focused on delivering innovative next-generation products that integrate diverse processing technologies into a unified architecture, allowing customers to meet the market’s continued demand for realized performance. Go to www.cray.com for more information.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements related to Cray’s financial guidance and expected operating results. These statements involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions as well as known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that Cray does not achieve the operational or financial results that it expects, the risk that changes to these preliminary results will be required as a result of completing the financial reporting closing process and financial audit, the risk that Cray is not able to successfully complete its planned product development efforts in a timely fashion or at all, the risk that Cray will not be able to secure orders for Cray systems to be delivered and accepted in 2014 when or at the levels expected, the risk that the systems ordered by customers are not delivered when expected or do not perform as expected once delivered, the risk that customer acceptances are not received when expected or at all, the risk that Cray is not able to achieve anticipated gross margin or expense levels and such other risks as identified in the Company’s quarterly report on Form 10-Q for the period ended September 30, 2013, and from time to time in other reports filed by Cray with the U.S. Securities and Exchange Commission. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Cray undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change the Company’s expectations.

###

Cray is a registered trademark of Cray Inc. in the United States and other countries. Other product and service names mentioned herein are the trademarks of their respective owners.

2